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                                                                   Exhibit 10.21

                                 FIRST AMENDMENT
                                       TO
                              CONSULTING AGREEMENT

         This First Amendment (this "AMENDMENT") is entered into this 21st day of August, 2002 between Mymetics Corporation, a Delaware corporation (the "COMPANY"), and Michael Allio, an individual resident of Rhode Island (the "CONSULTANT").


                                    PREAMBLE

         The parties entered into that certain Consulting Agreement (the "AGREEMENT") dated as of August 31, 2001. The Company and the Consultant are desirous of amending the Agreement in accordance with the provisions of this Amendment. Therefore, the parties, intending to be legally bound hereby, agree as follows:

                                    AGREEMENT

         1. All defined terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

         2. The term of the Agreement shall be extended to February 28, 2003, unless terminated earlier in accordance with the provision of Section 3 of the Agreement.

         3. Effective July 1, 2002, the monthly amount payable to the Consultant in accordance with Section 2(a) of the Agreement shall be increased to $16,500. If the Consultant's engagement hereunder should require more than the 7.5 days of full time work per month alloted under the Agreement, the Consultant shall invoice the Company for such additional time at a rate of $2,500 per diem, and the Company shall pay such invoices within 30 days of receipt thereof.

         4. Section 2(b) of the Agreement is deleted in its entirety and in its stead is inserted the following:

            "(b) Stock Options. In addition to the compensation set forth in (a) above, the Consultant shall be granted stock options to purchase up to 50,000 shares of the Company's common stock, $0.01 par value, pursuant to the Company's 2001 Stock Option Plan (the "INITIAL STOCK OPTION"). The exercise price for the Initial Stock Option will be $2.50 per share of commons stock, which represents the average of the bid and ask price of such shares as of September 1, 2001. In addition, the Company agrees to grant the Consultant stock options for an additional 100,000 shares of the Company's common stock, $0.01 par value, pursuant to the Company's 2001 Stock Option Plan (the "SECONDARY STOCK OPTION" and, together with the Initial Stock Option, the "STOCK OPTIONS"). The exercise price for the Secondary Stock Option will be $0.55 per share,


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which represents the average of the bid and ask price of such shares as of
August 15, 2002. The Consultant agrees to execute a Stock Option Agreement in substantially the form of Exhibit A, attached hereto an incorporated by reference herein, upon the grant of each of the Stock Options. Each of the Stock Options will vest upon being granted."

         5. All other provisions of the Agreement shall continue to remain in effect.

ATTEST:                                 MYMETICS CORPORATION



_________________________________       By: /s/ Peter P. McCann
                                           -----------------------------------
                                        Name:  Peter P. McCann
                                        Title:  President and CEO
WITNESS:



_________________________________       /s/ Michael Allio
                                        --------------------------------------
                                        Michael Allio